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                                                                    EXHIBIT 21.1

                              DISCREET LOGIC INC.

                          SUBSIDIARIES OF THE COMPANY

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
                                                        STATE OR JURISDICTION
NAME                                                      OF INCORPORATION
----                                                 ---------------------------
3380491 Canada Inc.................................. Canada
Bandit Communications, Inc.......................... Delaware
Discreet Logic Asia Pte Ltd......................... Republic of Singapore
Discreet Logic Desktop Inc.......................... Delaware
Discreet Logic (Desktop) Inc........................ Barbados
Discreet Logic Europe S.A........................... Grand Duchy of Luxembourg
Discreet Logic France S.A.R.L....................... France
Discreet Logic International Ltd.................... Ireland
Discreet Logic Investment Corp...................... Delaware
Discreet Logic GmbH................................. Austria
Discreet Logic GmbH................................. Federal Republic of Germany
Discreet Logic KK................................... Japan
Discreet Logic Research Limited..................... United Kingdom
Discreet Logic (UK) Limited......................... United Kingdom
Discreet Logic--USA, Inc............................ Delaware
Discreet Logic--USA Research, Inc................... Delaware
D-Vision Systems Inc................................ Illinois
Lightscape Technologies Inc......................... Delaware
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